SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II
(Name of Registrant as Specified In Its Charter)

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® CORE FUND
STRATEGIC ADVISERS CORE MULTI-MANAGER FUND
STRATEGIC ADVISERS CORE INCOME FUND
STRATEGIC ADVISERS CORE INCOME MULTI-MANAGER FUND
(THE FUNDS)

SERIES OF
FIDELITY RUTLAND SQUARE TRUST II
245 SUMMER STREET
BOSTON, MASSACHUSETTS 02210
1-800-544-3455 (CORE AND CORE INCOME FUNDS)
1-800-835-5092 (CORE MULTI-MANAGER AND
CORE INCOME MULTI-MANAGER FUNDS)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust's investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire new, unaffiliated sub-advisers with the approval of the Trustees without obtaining shareholder approval.

This Information Statement is intended to inform you that a new sub-adviser has been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees' approval on March 5, 2013 of the following sub-advisory arrangements:

Fund
Sub-Adviser

Strategic Advisers® Core Fund (Core Fund)	Alliance Bernstein L.P. (AllianceBernstein)
Strategic Advisers Core Multi-Manager Fund (Core Multi-Manager Fund)
Strategic Advisers Core Income Fund (Core Income Fund)	Prudential Investment Management, Inc. (PIM)
Strategic Advisers Core Income Multi-Manager Fund (Core Income Multi-Manager Fund)

This Information Statement is being mailed on or about May 6, 2013 to shareholders of record as of April 15, 2013.

The purpose of this Information Statement is to provide an overview of the Trustees' decision to appoint AllianceBernstein and PIM (the New Sub-Advisers) as additional sub-advisers for each respective Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this information statement. Shares of the Core Fund and the Core Income Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Core Multi-Manager Fund and the Core Income Multi-Manager Fund generally are available only to employer-sponsored retirement plans for which an affiliate of Strategic Advisers provides record-keeping services.

INTRODUCTION

Strategic Advisers is the Funds' investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called "manager of managers" arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940 (the 1940 Act) generally requires that a fund's shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreement or "interested persons" of any such party (the Independent Trustees), appointed each New Sub-Adviser as an additional sub-adviser to each respective Fund and approved the Agreements at an in-person meeting on March 5, 2013. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each New Sub-Adviser under the terms of each Agreement was in the best interests of each Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds' investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund's investment objective, polices and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, on December 3, 2009 in the case of the Core Fund, September 8, 2011 in the case of the Core Multi-Manager Fund, March 5, 2010 in the case of the Core Income Fund, and June 7, 2012 in the case of the Core Income Multi-Manager Fund. The management contract for each Fund was approved by the initial sole shareholder on December 29, 2009 for the Core Fund, on November 15, 2011 for the Core Multi-Manager Fund, on August 20, 2010 for the Core Income Fund, and on June 18, 2012 for the Core Income Multi-Manager Fund. The management contract for the Core, Core Multi-Manager, and Core Income Funds was most recently renewed by the Board on September 6, 2012.

Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund's records; maintaining the registration and qualification of the Fund's shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of each Fund or Strategic Advisers performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers' annual Management Fee rate of the Fund's average daily net assets throughout the month and the total fees, payable monthly, to the Fund's sub-advisers based upon each sub-adviser's allocated portion of the Fund's assets. Each Fund's effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Core, Core Income, and Core Income Multi-Manager Funds through the expiration dates shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate for the Core, Core Multi-Manager, Core Income and Core Income Multi-Manager Funds will not exceed the rates shown in the table below. In addition, the Core Fund's management fee is all inclusive, meaning that Strategic Advisers pays all other operating expenses of the Core Fund, with certain limited exceptions.

Fund	Strategic Advisers' portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Core Fund	0.25%	1.00%	September 30, 2015
Core Multi-Manager Fund	0.30%	1.05%	--
Core Income Fund	0.25%	0.60%	September 30, 2015
Core Income Multi-Manager Fund	0.30%	0.65%	April 30, 2014

In addition, Strategic Advisers has contractually agreed to reimburse the Core Multi-Manager Fund to the extent that total operating expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of its average net assets, exceed 0.97%. This arrangement will remain in effect through July 31, 2013. Strategic Advisers has also contractually agreed to reimburse the Core Income Multi-Manager Fund to the extent that total operating expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses, sub-advisory fees, and acquired fund fees and expenses, if any), as a percentage of its average net assets, exceed 0.20%. This arrangement will remain in effect through April 30, 2014.

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements prior to their expiration dates without the approval of the Board of Trustees. The addition of the New Sub-Advisers will not result in a change to the maximum aggregate annual management fee payable by shareholders or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Advisers, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Core Fund	First Eagle Investment Management, LLC; Lazard Asset Management LLC; OppenheimerFunds, Inc.; Pyramis Global Advisors, LLC (Pyramis); T. Rowe Price Associates, Inc.
Core Multi-Manager Fund
Core Income Fund	Fidelity Investments Money Management, Inc. (FIMM)
Core Income Multi-Manager Fund	Pyramis

Pyramis and FIMM are affiliates of Strategic Advisers.

The following tables show management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds' sub-advisers during the fiscal period ended February 28, 2013 for the Core Income and Core Income Multi-Manager Funds and May 31, 2012 for the Core and Core Multi-Manager Funds.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Core Fund	$13,134,620	0.16%	$12,245,112	0.15%
Core Multi-Manager FundB	$174,996	0.61%D	$75,953	0.26%D
Core Income Fund	$3,320,099	0.03%	N/A	N/A
Core Income Multi-Manager FundC	$9,970	0.04%D	N/A	N/A

A After waiver reducing management fees of $20,305,018 for the Core Fund, $27,058,203 for the Core Income Fund and $86,636 for the Core Income Multi-Manager Fund.

B Fund commenced operations on November 16, 2011.

C Fund commenced operations on June 19, 2012.

D Annualized.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers as a % of Average Net Assets of the Fund
Core Fund	$969,465	0.01%
Core Multi-Manager FundA	$11,711	0.04%C
Core Income Fund	$3,319,976	0.03%
Core Income Multi-Manager FundB	$9,970	0.04%C

A Fund commenced operations on November 16, 2011.

B Fund commenced operations on June 19, 2012.

C Annualized.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS

On March 5, 2013, pursuant to the "managers of managers" arrangement, the Board of Trustees approved separate investment advisory agreements with each New Sub-Adviser on behalf of each respective Fund. The terms of each Agreement are substantially similar, except for the sub-advisory fees payable to each New Sub-Adviser. Pursuant to each Agreement, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of the respective Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments.

Pursuant to the Agreements, each New Sub-Adviser provides a program of continuous investment management for the portion of the respective Fund's assets allocated to it in accordance with that Fund's investment objective and policies as stated in the Fund's prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers may impose. Each New Sub-Adviser will vote the respective Fund's proxies in accordance with the sub-adviser's proxy voting policies as approved by the Board. Strategic Advisers has granted each New Sub-Adviser authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of each respective Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days' written notice to the respective sub-adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the respective Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by the sub-adviser upon ninety days' written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

INFORMATION ABOUT ALLIANCEBERNSTEIN
(CORE FUND AND CORE MULTI-MANAGER FUND)

AllianceBernstein's main office is located at 1345 Avenue of the Americas, New York, New York, 10105. AllianceBernstein is not affiliated with Strategic Advisers.

Investment Process

AllianceBernstein selects investments for the service through an intensive "bottom-up" approach that places an emphasis on companies that are engaged in business activities with solid long-term growth potential and operating in industries with high barriers to entry, that have strong cash flows and other financial metrics, and that have transparent financial statements and business models. AllianceBernstein seeks to identify companies where events or catalysts may drive the company's share price higher, such as earnings and/or revenue growth above consensus forecasts, potential market recognition of undervaluation or overstated market-risk discount, or the institution of shareholder-focused changes discussed in the preceding sentence. AllianceBernstein may reduce or eliminate the service's holdings in a company's securities for a number of reasons, including if its evaluation of the above factors changes adversely, if the anticipated events or catalysts do not occur or do not affect the price of the securities as expected, or if the anticipated events or catalysts do occur and cause the securities to be, in AllianceBernstein's view, overvalued or fully valued.

Portfolio Manager(s)

Kurt A. Feuerman, Portfolio Manager

Mr. Feuerman is Senior Vice President of AllianceBernstein L.P. and Chief Investment Officer of the firm's Select Equities Portfolios. He has been associated with AllianceBernstein L.P. since 2011. Prior thereto, he was a Senior Managing Director and Senior Trader of Caxton Associates LP, beginning prior to 2007.

Directors and Executive Officers

The following are directors and/or executive officers of AllianceBernstein. The address of each is 1345 Avenue of the Americas, New York, New York 10105.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Peter S. Kraus	Chairman and Chief Executive Officer
James A. Gingrich	Chief Operating Officer
John C. Weisenseel	Chief Financial Officer
Robert P. van Brugge	Chairman and Chief Executive Officer of Sanford C. Bernstein & Co., LLC
Laurence E. Cranch	General Counsel
Lori A. Massad	Head of Human Capital and Chief Talent Officer
CONTROL PERSONS
Name	Relationship
AXA Financial	Controlling Shareholder

AllianceBernstein also acts as investment sub-adviser to other registered investment companies set forth below, which have similar investment objectives as the Core and Core Multi-Manager Funds:

Fund	Net Assets (as of March 31, 2013)
Select US Equity	$82.7 million
Select US Equity Long/Short	$30.1 million

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of AllianceBernstein.

INFORMATION ABOUT PIM
(CORE INCOME FUND AND CORE INCOME MULTI-MANAGER FUND)

PIM's main office is located at 100 Mulberry Street, Gateway Center 2 - 3rd Floor, Newark, NJ 07102. PIM is not affiliated with Strategic Advisers.

Investment Process

Prudential Fixed Income's Core Conservative Strategy is a benchmark-focused, risk-controlled, investment grade Core strategy that seeks +25 bps excess return over the Barclay's® Aggregate Index over a market cycle (three to five years) with index-like risk. The Strategy generates virtually all of its excess return from bottom-up, research-driven security selection, with top-down decisions such as duration, yield curve, and sector positioning tightly constrained to benchmark weightings at all times. PIM manages the Core Conservative Strategy as a lower-risk, lower tracking error alternative to other Core Strategies. Their philosophy is to construct highly diversified, benchmark-focused portfolios and implement risk exposures in areas where they have demonstrable expertise, such as research-based subsector and security selection, while constraining top-down exposures such as duration, yield curve, and sector allocation to closely to benchmark. The Strategy seeks and generates virtually all of its excess return from two activities: bottom-up subsector rotation within the corporate and mortgage/structured product sectors, and research-based security selection in all sectors.

Portfolio Manager(s)

James Herbst, Portfolio Manager

Mr. James Herbst, Vice President, serves as Portfolio Manager for PIM's portion of the fund's assets. Mr. Herbst has been with PIM since 1982 and is the Portfolio Manager of the Core Conservative strategy employed by Prudential Fixed Income (PFI), the division within PIM that provides investment management services to the Core Income and Core Income Multi-Manager Funds, since 1989.

Directors and Executive Officers

The following are directors and/or executive officers of PIM. The address of each is 100 Mulberry Street, Gateway Center 2 - 3rd Floor, Newark, NJ 07102.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
David A. Hunt	Chief Executive Officer of PIM
James J. Sullivan	Senior Managing Director and Head of Fixed Income at PIM
James McCarthy	Vice President of Asset Management Finance
Allan A. Weaver	Senior Managing Director of Prudential Capital Group
Scott L. Hayward	Chief Executive Officer of Quantitative Management Associates LLC

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of PIM.

MATTERS CONSIDERED BY THE BOARD
IN APPROVING THE AGREEMENTS

On March 5, 2013, the Board of Trustees, including the Independent Trustees (together, the Board), voted at an in-person meeting to approve an investment advisory agreement with AllianceBernstein for each of the Core and Core Multi-Manager Funds and with PIM for each of the Core Income and Core Income Multi-Manager Funds.

The Board, assisted by the advice of fund counsel and Independent Trustees' counsel, considered a broad range of information it believed relevant to the approval of the Agreements.

In considering whether to approve the Agreements, the Board reached a determination, with the assistance of fund counsel and Independent Trustees' counsel and through the exercise of its business judgment, that the approval of each Agreement is in the best interests of each Fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a Fund may invest. The Board's decision to approve each Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board.

Nature, Extent, and Quality of Services Provided. The Board considered the staffing within AllianceBernstein and PIM, including the backgrounds of its investment personnel, and also took into consideration each respective Fund's investment objective, strategies and related investment philosophy. The Board also considered the structure of each New Sub-Adviser's portfolio manager compensation program and whether this structure provides appropriate incentives to act in the best interests of each Fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Advisers' investment staff, their use of technology, and approach to recruiting, managing and compensating investment personnel. The Board noted that the New Sub-Advisers' analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered the New Sub-Advisers' trading capabilities and resources which are an integral part of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Advisers under each Agreement and (ii) the resources to be devoted to each Fund's compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of each New Sub-Adviser and the portfolio manager in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to each Fund under the Agreements should benefit each Fund's shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing the Agreements, the Board considered the amount and nature of fees to be paid by each Fund to each Fund's investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to each respective New Sub-Adviser and each Fund's projected total operating expenses. The Board also considered Strategic Advisers' contractual agreement to waive its portion of the management fee through September 30, 2015 in the amount of 0.25% of the average daily net assets of the Core and Core Income Funds and through April 30, 2014 in the amount of 0.30% of the average daily net assets of the Core Income Multi-Manager Fund. The Board also noted Strategic Advisers' contractual commitment to reimburse the Core Multi-Manager Fund through July 31, 2013 to the extent that total operating expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of its average net assets, exceed 0.97% and Strategic Advisers' contractual commitment to reimburse the Core Income Multi-Manager Fund through April 30, 2014 to the extent that total operating expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses, sub-advisory fees, and acquired fund fees and expenses, if any), as a percentage of its average net assets, exceed 0.20%. The Board considered that the maximum aggregate annual management fee rate may not exceed 1.00%, 1.05%, 0.60% and 0.65% of the average daily net assets of Core Fund, Core Multi-Manager Fund, Core Income Fund, and Core Income Multi-Manager Fund, respectively, and that the Agreements will not result in a change to the maximum aggregate annual management fee payable by the Funds and any management fee waiver and expense reimbursment arrangements that may be in place for a fund.

Based on its review, the Board concluded that each Fund's management fee structure and projected total expenses bear a reasonable relationship to the services that each Fund and its shareholders will receive and the other factors considered.

Because each Agreement was negotiated at arm's length and will have no impact on the maximum management fees payable by each Fund, the Board did not consider the Funds' investment performance or costs of services and profitability to be significant factors in its decision to approve the Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential for direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the Funds, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of the Funds' advisory agreement with Strategic Advisers. With respect to the New Sub-Advisers, the Board considered management's representation that it does not anticipate that the hiring of the New Sub-Advisers will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the Funds during its annual renewal of the Funds' advisory agreement with Strategic Advisers. The Board noted that each Agreement provides for breakpoints as each respective Fund's assets grow and noted that any potential decline in sub-advisory fees will accrue directly to shareholders.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Agreement's fee structure bears a reasonable relationship to the services to be rendered and that each Agreement should be approved because the agreement is in the best interests of each respective Fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a Fund may invest. In addition, the Board concluded that the approval of the Agreements does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds' investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation (FDC), the Funds' principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds though the fiscal period ended May 31, 2012 for the Core Fund:

Fund	Broker	Affiliated With	Commissions	Percentage of Aggregate Brokerage Commissions
Core Fund	Lazard Capital Management	T. Rowe Price	$ 2,841	0.03%

The Core Multi-Manager Fund did not pay any brokerage commissions to affiliated brokers or dealers for the fiscal period ended May 31, 2012 because it commenced operations on June 19, 2012.

The Core Income and Core Income Multi-Manager Funds did not pay any brokerage commissions to affiliated brokers or dealers for the fiscal period ended February 28, 2013.

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of February 28, 2013:

Fund	Shares Outstanding
Core Fund	751,613,563
Core Multi-Manager Fund	5,205,115
Core Income Fund	1,186,115,991
Core Income Multi-Manager Fund	4,176,034

As of February 28, 2013, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of each Fund's outstanding shares.

To the knowledge of the Trust, no shareholder owned of record or beneficially more than 5% of the outstanding shares of each Fund on that date.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention "Fund Shareholder Meetings," 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund's most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Core Fund and Core Income Fund) or 1-800-835-5092 (Core Multi-Manager Fund and Core Income Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity's website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02197, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers is a registered service mark of FMR LLC. © 2013 FMR LLC. All rights reserved.

1.956994.100 COR-PIS-0413